SUBSCRIPTION AGREEMENT FACE PAGE

(British Columbia, Alberta, Ontario, United States and Offshore Subscribers)

NORTHWEST HORIZON CORPORATION

Purchased Security:	Common stock (a “Share” or “Shares”)

Subscription Price Per Share:	US $0.10

Number of Shares

Investment:	US

NOTE:

THE SUBSCRIBER MUST PROVIDE THE INFORMATION REQUESTED ON THIS SUBSCRIPTION AGREEMENT FACE PAGE, SIGN AND COMPLETE EACH OF THE AGREEMENT AND SCHEDULES “A”, “B”, “C” OR “D”, AS APPLICABLE, AND RETURN ONE FULLY EXECUTED COPY OF EACH OF THESE DOCUMENTS WITH THE SUBSCRIPTION PRICE PAYABLE TO THE CORPORATION AT 1452 JOHNSTON ROAD #71510, WHITE ROCK, BRITISH COLUMBIA, V4B 3Z0; ATENTION: CHIEF EXECUTIVE OFFICER.

PARTICULARS OF SUBSCRIBER

If an Individual:	If a Corporation:

Full Name	Full Corporate Name

Residential Address	Head Office Address

City Province/State Postal/Zip Code	City Province/State Postal/Zip Code

Telephone Fax	Attention

Social Insurance/Security Number	Telephone Fax

Revenue Canada Corporate Number/IRS Employer Identification Number

- # -

Registration Instructions:	Deliver To:

Name	Address

Account reference, if applicable	Account reference, if applicable

Address	Contact Name

Telephone Number

- # -

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS, OF ANY STATE OF THE UNITED STATES.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED IN THE UNITED STATES OR BY OR ON BEHALF OF U.S. PERSONS (AS DEFINED HEREIN) WITHOUT REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

(British Columbia, Alberta, Ontario, United States and Offshore Subscribers)

Personal & Confidential

TO:

NORTHWEST HORIZON CORPORATION

PURCHASE OF SHARES

1.

Subscription

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Northwest Horizon Corporation, a Nevada corporation (the “Corporation”), subject to the terms and conditions set forth herein, that number of shares of the Corporation’s common stock (the “Shares”) set forth on the Subscription Agreement Face Page (the “Face Page”), at the subscription price of US$0.10 (the “Subscription Price”) per Share for a total investment as set forth on the Face Page and the Corporation agrees to accept such subscription for Shares in accordance with the terms hereof.

The Subscriber agrees to pay to the Corporation the Subscription Price for the Shares subscribed for hereunder by delivering to the Corporation, concurrent upon the execution of this private placement subscription agreement (“Agreement”), a certified cheque, bank draft or money order for the full amount of the Subscription Price for the Shares subscribed for hereunder.  The Subscriber hereby acknowledges that the acceptance of the subscription is subject to rejection or allotment, in whole or in part, by the Corporation.  The Subscriber acknowledges that the Shares subscribed for hereunder form part of a larger private placement (the “Private Placement”) of up to a maximum of US$60,000.00. Unless otherwise indicated, references in this Agreement to “$” or “dollars” refer to the currency of the United States of America.  No fractional shares of the Corporation will be issued.

The Subscriber acknowledges that the Shares are being sold by the Corporation in Alberta, British Columbia, Ontario, the United States of America (the “US”) and in other jurisdictions where it is legal to do so.  Subject to the terms hereof, the subscription will be effective upon its acceptance by the Corporation.  The Private Placement is not subject to minimum aggregate subscription level, and, upon closing, all subscription proceeds will be retained by the Corporation in accordance with the terms hereof.  Subscription proceeds may be accepted in one or more closings of this Private Placement.  The closing of the Private Placement will be subject to receipt of all applicable regulatory approvals.

2.

Description of Shares

The sale and delivery of the Shares subscribed for hereby is conditional upon such sale being exempt from the prospectus requirements of any applicable statute relating to the sale of such Shares or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of preparing, filing, or delivering a prospectus.

The Shares may only be resold in compliance with applicable securities legislation. Subscribers should note that the Shares will be subject to statutory restrictions upon resale, including hold periods, and that the certificates representing such Shares will bear a legend to that effect. Subscribers are advised to consult with their legal advisors in respect of restrictions on resale and the suitability of an investment in the Shares offered hereby.

The Shares have not and will not be registered under the 1933 Act, and are offered in the U.S. in compliance with Regulation D promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act and pursuant to applicable state securities laws.  The Shares are offered outside of the U.S. and Canada in compliance with Regulation S promulgated by the SEC under the 1933 Act.

3.

Payment

The full amount of the Subscription Price for the Shares subscribed for hereunder must accompany this Agreement and shall be paid by certified cheque, bank draft or money order made payable to “NORTHWEST HORIZON CORPORATION” or payable in such other manner as may be specified by the Corporation.

4.

Subscription Procedures

The Subscriber undertakes to complete, sign and return the following documents along with one (1) executed copy of this Agreement to the Corporation:

(a)

Schedule “A”, if the Subscriber is purchasing Shares pursuant to the “BC/AB Accredited Investor Exemption”, an Accredited Investor Certificate;

(b)

Schedule “B”, if the Subscriber is a resident of Ontario, the Ontario Accredited Investor Statutory Declaration;

(c)

Schedule “C”, if the Subscriber is a resident of the US, the Certificate of U.S. Person; and

(d)

Schedule “D”, if the Subscriber is a resident of any country other than the U.S. and Canada, the Certificate of Non-U.S. and Non-Canadian Residents.

The Subscriber shall complete, sign and return to the Corporation as soon as possible on request by the Corporation any documents, questionnaires, notices and undertakings as may be required by regulatory authorities and applicable law.

5.

Closing

Delivery of and payment for the Shares (the “Closing”) will be completed at the offices of the Corporation at 1452 Johnston Road #71510, White Rock, British Columbia, V4B 3Z0, on or before the close of business on (the “Closing Time”) on May 31, 2004 or such earlier or later date or time as the Corporation shall determine (the “Closing Date”).

The Closing will only take place in accordance with all related applicable regulatory approvals and requirements.

Certificates representing the Shares, will be available for delivery against payment to the Corporation of the full amount of the aggregate Subscription Price for the Shares subscribed for hereunder in freely transferable US funds.

6.

Representations, Warranties, Acknowledgements and Covenants of the Subscriber

The Subscriber hereby represents, warrants, acknowledges and covenants to the Corporation (which representations, warranties, acknowledgments and covenants shall be true and correct on the date thereof and at the Closing Date, with the same force and effect as if they had been made as at the Closing Date and which shall survive Closing) and acknowledges that the Corporation and its counsel, are relying thereon, that:

Alberta and British Columbia Subscribers - (at least one Alberta exemption contained in subsection (a) through subsection (e), inclusive, must apply to every Subscriber)

Family, Close Friends and Business Associates Exemption

(a)

the Subscriber, wherever resident, is one of the following:

(i)

a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

(ii)

a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

(iii)

a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the issuer of an affiliate of the Corporation;

(iv)

a close friend of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation, and has known the director, senior officer or control person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person and is not merely a member of the same organization, association or religious group as the director, senior officer or control person;

(v)

a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation;

(vi)

a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation;

(vii)

a person or company of which a majority of the voting securities are beneficially owned by or a majority of the directors are persons described in paragraphs (i) to (vi) of this subsection;

(viii)

a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vi) of this subsection; or

(ix)

a close business associate of a director, senior officer or control person of the Corporation, or an affiliate of the Corporation, and has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person and is not merely a casual business associate of the director, senior officer or control person or a person introduced or solicited for the purpose of purchasing securities of the Corporation;

OR

AB/BC Accredited Investor Exemption

(b)

the Subscriber, wherever resident, is an “accredited investor” as set forth in Schedule “A” attached hereto, which is incorporated herein in its entirety, and the Subscriber has properly complied with and duly executed the Accredited Investor Certificate attached to this Agreement as Schedule “A” indicating the means by which the Subscriber is an “accredited investor” and confirms the truth and accuracy of all statements made by the Subscriber in such certificate;

OR

Alberta Employees, Senior Officers, Directors and Consultants Exemption

(c)

the Subscriber, wherever resident, is:

(i)

an employee, senior officer or director of the Corporation or an affiliated entity,

(ii)

a person or company (a “consultant”) other than an employee, senior officer or director of the Corporation, that

A.

is engaged to provide services, other than services provided in relation to a distribution of securities, to the Corporation or an affiliated entity of the Corporation under a written contract); and

B.

spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an affiliated entity of the Corporation; or

(iii)

a trustee, custodian or administrator acting on behalf of an employee, senior officer, director or consultant;

(iv)

a holding entity of an employee, senior officer, director or consultant;

(v)

an RRSP or RRIF of an employee, senior officer, director or consultant;

(vi)

the spouse of an employee, senior officer, director or consultant; or

(vii)

the RRSP or RRIF of the spouse of an employee, senior officer, director or consultant; and

the participation in the Private Placement by the employee, senior officer or consultant is voluntary;

OR

British Columbia Employees, Consultants and Administrators Exemption

(d)

the Subscriber is a resident of British Columbia and is an employee (other than a director or senior officer of the Corporation), a consultant or an employee administrator of the Corporation, if the participation of the employee or the consultant in the Private Placement is voluntary;

(e)

the Subscriber acknowledges that the definition of “consultant” as used herein means:

(i)

an individual, other than an employee, director or senior officer of the Corporation, that:

A.

is engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or an affiliated entity of the Corporation, other than services provided in relation to a distribution of securities,

B.

provides the services under a written contract between the Corporation or the affiliated entity and the individual or a company of which the individual consultant is an employee or shareholder; and

C.

in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an affiliated entity of the Corporation;

(f)

the Subscriber acknowledges that the definition of “employee administrator” as used herein means a trustee, custodian or administrator acting on behalf of or for the benefit of executives (i.e. directors and senior officers), employees and executives, executives and consultants, or employees, executives and consultants, of the Corporation;

OR

Ontario Subscribers

Ontario Accredited Investor Exemption

(g)

the Subscriber is a resident of Ontario and is an “accredited investor” as set forth in Schedule “B” attached hereto, which is incorporated herein in its entirety, and the Subscriber has properly complied with and duly executed the Ontario Accredited Investor Statutory Declaration attached to this Agreement as Schedule ”E” indicating the means by which the Subscriber is an “accredited investor” and confirms the truth and accuracy of all statements made by the Subscriber in such declaration; and the Subscriber acknowledges that it must file a report on Form 45-501F2 with the Ontario Securities Commission within 10 days of each disposition of all or any part of the Shares;

OR

Ontario Employees, Consultants and Administrators Exemption

(h)

the Subscriber is a resident of Ontario and is:

(i)

an employee of the Corporation or an affiliated entity (an “employee”),

(ii)

an individual other than an employee or an executive of the Corporation, that

A.

is engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or an affiliated entity of the Corporation under a written contract between the Corporation or the affiliated entity and the individual or a consultant company (being a company of which the individual consultant is an employee or shareholder) or consultant partnership (being a partnership of which the individual consultant is an employee or partner) of the individual; and

B.

in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an affiliated entity of the Corporation (a “consultant”); or

(iii)

a trustee, custodian or administrator acting on behalf or for the benefit of executives, employees and executives, employees and consultants, or employees, executives and consultants, of the Corporation (an “employee administrator”); or

(iv)

a director or officer of the issuer or of an affiliated entity (an “executive”);

and the participation of the employee, consultant or executive who is an officer in the Private Placement is voluntary;

OR

US Subscribers

(i)

the Subscriber is a resident of the US and

(i)

is either: (i) an “accredited investor” as such term is defined in Schedule “C” attached hereto, which is incorporated herein in its entirety; or (ii) the Subscriber either alone or with its “purchaser representative(s)” (as such term is defined in Schedule “C”) has such experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares; and

(ii)

the Subscriber has properly complied with and duly executed the Certificate of US Person attached to this Agreement as Schedule “C” and confirms the truth and accuracy of all statements made by the Subscriber in such certificate;

OR

Offshore Subscribers

(j)

the Subscriber is not a resident of Canada or the US and by virtue thereof is a “non-U.S. person” as defined in Regulation S and confirms that the purchase of the Shares by the Subscriber is not in violation of any applicable laws of its jurisdiction of residence;

General Representations Applicable to all Subscribers

(k)

the Subscriber is purchasing the Shares as principal for its own account (and not for any other person);

(l)

it has been independently advised as to restrictions with respect to trading in the Shares imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Shares except pursuant to exemptions under applicable securities legislation and regulatory policy and that the Shares will be subject to resale restrictions and will bear a legend to this effect;

(m)

the Shares have not been registered under the 1933 Act, or under any state securities or “blue sky” laws, and therefore cannot be offered or sold in the United States without registration under the 1933 Act and the securities laws of all applicable states of the United States, unless an exemption from registration is available or registration is not required pursuant to Rule 144 of Regulation D or Regulation S under the 1933 Act and the Corporation has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Shares;

(n)

the decision to execute this Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation, and that the decision is based entirely upon its review (the receipt of which is acknowledged) of information which has been filed by the Corporation with the applicable securities commissions or exchange in compliance, or intended compliance with applicable securities legislation, including the Corporation’s prospectus dated February 12, 2003 (the “Prospectus”), the Corporation's audited financial statements for the period ending September 30, 2003, together with the notes thereto,;

(o)

has not purchased the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(p)

this Agreement is not enforceable by the Subscriber unless and until it has been accepted by the Corporation;

(q)

is resident at the address set out on the Face Page as the Subscriber’s “Residential Address” or “Head Office Address”;

(r)

will not resell the Shares, except in accordance with the provisions of applicable securities legislation;

(s)

if an individual, the Subscriber is of full age of majority and is legally competent to execute this Agreement and take all action pursuant thereto;

(t)

this Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(u)

understands that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

(v)

if the Subscriber is a corporation, syndicate, partnership or other form of unincorporated organization, the person executing this Agreement on behalf of the Subscriber has the necessary power and authority to do so and the investment contemplated hereby has been duly authorized by all necessary action of the undersigned;

(w)

if required by applicable securities legislation, policy or order or securities commission, or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Shares;

(x)

it has had access to such additional information and has made such investigations, if any, concerning the Corporation as it has considered necessary so as to make an informed investment decision in connection with an investment in the Shares and it has not received, nor has it requested, nor does it have any need to receive, any other document (other than the Prospectus, financial statements or any other document, the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision with respect to the Shares;

(y)

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and is able, by virtue of its net worth and knowledge and experience in financial and business matters, to protect its own interests in connection with the investment and bear the economic loss of such investment without substantially affecting its assets or business affairs;

(z)

it consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Shares and any Shares issuable in exchange therefor or in substitution thereof in order to implement the restrictions on transfer set forth herein;

(aa)

as the Shares are subject to resale restrictions under applicable securities legislation and policies the Subscriber shall comply with all relevant securities legislation and policies concerning any resale of the Shares and shall consult with its own legal advisers with respect to such compliance; and

(bb)

the Subscriber acknowledges that the foregoing representations, warranties and acknowledgments and covenants are made by it with the intent that they may be relied upon in determining its eligibility to purchase the Shares under relevant securities legislation. The Subscriber further agrees that by accepting the Shares subscribed for pursuant hereto, at Closing Time, it shall be representing and warranting that the foregoing representations, warranties and acknowledgments and covenants are true as at the Closing Time with the same force and effect as if they had been made by it as at the Closing Time and will survive the completion of the sale of such Shares. The Corporation shall be entitled to rely on the representations, warranties, acknowledgments and covenants of the Subscriber contained hereto and the Subscriber shall indemnify and hold harmless the Corporation for any loss or damage it may suffer as a result of any misrepresentation by the Subscriber.

7.

Representations and Warranties of the Corporation

The Corporation represents and warrants to the Subscriber that, as of the date of this Agreement and at the Closing:

(a)

it has been duly incorporated and organized and is a valid and subsisting corporation under the laws of the State of Nevada, and is duly qualified to carry on business in the Province of British Columbia and in each other jurisdiction, if any, wherein the carrying out of the activities contemplated makes such qualifications necessary;

(b)

it has the full corporate right, power and authority to execute this Agreement, and to issue the Shares to the Subscriber pursuant to the terms of this Agreement;

(c)

the execution and delivery of and the performance by the Corporation of this Agreement will not constitute a breach of or default under the organizational documents of the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound;

(d)

the Shares will be fully paid and non-assessable; and

(e)

there is no suit, action, claim, investigation or inquiry by any person or entity or any administrative agency or governmental body, and no legal, administrative or arbitration proceeding pending, or to the Corporation's knowledge, threatened against the Corporation which has or will materially affect the Corporation's ability to consummate the transactions herein contemplated.

8.

Resale Restrictions

The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber. The Corporation is currently not a reporting issuer in any province of Canada.  The Subscriber acknowledges that the Shares will be subject to statutory hold periods during which these securities may not be resold unless a further statutory exemption is available to the Subscriber or an appropriate discretionary order is obtained pursuant to applicable securities laws.

9.

Legending of Securities

The Subscriber hereby acknowledges that in addition to a legend referring to the restrictions on resale described in paragraph 8 above, a legend will be placed upon the certificates representing the Shares and any Shares issuable in exchange therefor or in substitution thereof as follows:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before the earlier of (i) the date that is 12 months and a day after the date the issuer first became a reporting issuer in any of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec and Saskatchewan, if the issuer is a SEDAR filer, and (ii) the date that is 12 months and a day after the later of (A) the distribution date, and (B) the date the issuer became a reporting issuer in the local jurisdiction of the purchaser of the securities that are the subject of the trade.”

For Subscribers purchasing Shares pursuant to the Alberta “Employees, Senior Officers, Directors and Consultants” exemption, the legend will be placed upon the certificates representing the Shares only if the Subscriber is:

(a)

an employee or consultant that is an investor relations person,

(b)

a senior officer or director,

(c)

a trustee, custodian, or administrator acting on behalf of a person or company referred to in paragraph (a) or (b),

(d)

the holding entity of an individual referred to in paragraph (a) or (b),

(e)

an RRSP or RRIF of an individual referred to in paragraph (a) or (b),

(f)

the spouse of an individual referred to in paragraph (a) or (b), or

(g)

an RRSP or RRIF of the spouse of an individual referred to in paragraph (a) or (b).

For Subscribers purchasing Shares pursuant to the British Columbia or Ontario “Employees, Consultants and Administrators” exemption, the legend will be placed on the certificates representing the Shares only if the Subscriber is an associated consultant or an investor consultant of the Corporation.

10.

Costs

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

11.

Appointment of the Corporation as Agent

The Subscriber hereby irrevocably authorizes the Corporation to:

(a)

negotiate and settle the form of any other agreement to be entered into in connection with this Private Placement and to waive in whole or in part, or extend the time for compliance with, any of the closing conditions in such manner and on such terms and conditions as the Corporation may determine, acting reasonably, without in any way affecting the Subscriber's obligations or the obligations of others;

(b)

swear, execute, file and record on its behalf, this Agreement and any documents necessary to accept delivery of the Shares on the Closing Date, and to terminate this subscription on behalf of the Subscriber in the event that any condition precedent to this Private Placement has not been satisfied

(c)

act as its representative at the Closing, to release the funds representing the Total Subscription Price, and to execute in its name and on its behalf all closing receipts and documents required;

(d)

complete or correct any errors or omissions in any form or document provided by the Subscriber;

(e)

approve any opinions, certificates or other documents addressed to the Subscriber; and

(f)

receive on its behalf certificates representing the Shares subscribed.

12.

Governing Law

This Agreement shall be construed and interpreted, and the rights and obligations of the parties arising hereunder governed, by the laws of the Province of British Columbia. The parties agree that the courts of British Columbia shall have exclusive jurisdiction over any dispute, termination or breach of any kind or nature whatsoever arising out of or in connection with this Agreement.

13.

Survival

This Agreement including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto, the completion of the issue of Shares and any subsequent disposition by the Subscriber of any of the Shares.

14.

Assignment

This Agreement is not transferable or assignable.

15.

Execution

The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Corporation of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

16.

Severability

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

17.

Entire Agreement

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Corporation, by the Subscriber or by any third party.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date first mentioned.

(Name of Subscriber - Please type or print)	(Signature and, if applicable, Office)

If the Subscriber is signing, as agent for a principal and the Subscriber is not a trust company signing as trustee or as an agent for a fully managed account, please complete the following:

(Name of Beneficial Purchaser - Please type or print)	(Address of Subscriber)

(Signature and, if applicable, Office)	(City, State, Zip code of Subscriber)

ACCEPTANCE

The Corporation hereby accepts the above-mentioned Agreement.

DATED at

, as of the ______ day of

, 2004.

NORTHWEST HORIZON CORPORATION

Per:

Authorized Signatory

This Schedule must be completed and executed by all Subscribers who are purchasing Shares pursuant to the “BC/AB Accredited Investor Exemption”

SCHEDULE “A”

ACCREDITED INVESTOR CERTIFICATE

TO:

NORTHWEST HORIZON CORPORATION

In connection with the proposed purchase of securities (the “Securities”) of NORTHWEST HORIZON CORPORATION (the “Company”), the undersigned represents and warrants that the undersigned has read the following definition of an “accredited investor” from Multilateral Instrument 45-103 Capital Raising Exemptions and certifies that the undersigned is an accredited investor as it satisfied one or more of the categories indicated below (PLEASE PLACE AN “X” IN THE APPROPRIATE BOXES).

☐ Category 1	A Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada).
☐ Category 2	The Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada).
☐ Category 3	An association under the Cooperative Credit Associations Act (Canada) located in Canada.
☐ Category 4

A subsidiary of any person or company referred to in categories (1) to (3), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

☐ Category 5

A person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or Securities Act (Newfoundland and Labrador).

☐ Category 6	An individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in category (5).
☐ Category 7	The government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada.
☐ Category 8	A municipality, public board or commission in Canada.
☐ Category 9	Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.
☐ Category 10

A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority of a jurisdiction of Canada.

☐ Category 11

An individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

☐ Category 12

An individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year.

☐ Category 13

A person or company, other than a mutual fund or a non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements.

☐ Category 14	A mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors.
☐ Category 15

A mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts.

☐ Category 16

A trust company or trust corporation registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada, trading as a trustee or agent on behalf of a fully managed account.

☐ Category 17

A person or company trading as agent on behalf of a fully managed account if that person or company is registered under the securities legislation of a jurisdiction of Canada as a portfolio manager or under an equivalent category of advisor or is exempt from registration as a portfolio manager or the equivalent category of advisor.

☐ Category 16	An entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in categories (1) through (5) and category (10) in form and function.
☐ Category 17	A person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

The foregoing representation is true an accurate as of the date of this certificate and will be true and accurate as of Closing Date.  If any such representation shall not be true and accurate prior to Closing Date, the undersigned shall give immediate written notice of such fact to the President of the Corporation.

Dated:	Signed:

Witness (If Purchaser is an Individual)	Print the name of Purchaser

Print Name of Witness	If Purchaser is a Corporation, print name and title of Authorized Signing Officer

This Schedule must be completed and executed by all Ontario Subscribers

SCHEDULE “B”

ONTARIO ACCREDITED INVESTOR STATUTORY DECLARATION

CANADA

)

PROVINCE OF ONTARIO

)

IN THE MATTER OF the proposed purchase of securities of

)

NORTHWEST HORIZON CORPORATION

)

TO WIT:

)

TO:

NORTHWEST HORIZON CORPORATION

In connection with the proposed purchase of securities (the “Securities”) of NORTHWEST HORIZON CORPORATION (the “Company”) I,

, of

,

 DO SOLEMNLY DECLARE THAT I have read the following definition of an “accredited investor” from Ontario Securities Commission Rule 45-501 and certify that I am an accredited investor as indicated below (PLEASE PLACE AN “X” IN THE APPROPRIATE BOXES):

(a)

☐

a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

(b)

☐

the Business Development Bank incorporated under the Business Development Bank Act (Canada);

(c)

☐

a loan corporation or trust corporation registered under the Loan and Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

(d)

☐

a co-operative credit society, credit union central, federation and caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

(e)

☐

a company licensed to do business as an insurance company in any jurisdiction;

(f)

☐

a subsidiary of any company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

(g)

☐

a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

(h)

☐

the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

(i)

☐

any Canadian municipality or any Canadian provincial or territorial capital city;

(j)

☐

any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality of agency thereof;

(k)

☐

a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

(l)

☐

a registered charity under the Income Tax Act (Canada);

(m)

☐

an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

(n)

☐

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

(o)

☐

an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual’s registration is still in effect;

(p)

☐

a promoter of the issuer or an affiliated entity of a promoter of the issuer;

(q)

☐

a spouse, parent, grandparent or child of an officer, director or promoter of the issuer;

(r)

☐

a person or company that, in relation to the issuer, is an affiliated entity or a person of company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

(s)

☐

an issuer that is acquiring securities of its own issue;

(t)

☐

a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

(u)

☐

a person or company that is recognized by the Commission as an accredited investor;

(v)

☐

a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

(w)

☐

a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director;

(x)

☐

a managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

(y)

☐

an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act;

(z)

☐

an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; and

(aa)

☐

a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

I MAKE THIS SOLEMN DECLARATION conscientiously believing it to be true as of the date of this declaration and will be true and accurate as of Closing and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act. If any part of this declaration shall not be true and accurate prior to Closing the undersigned shall give immediate written notice of such fact to the President of the Company.

DECLARED at                    ,                    this

)

___ day of

,

)

2004

)

)

)

________________________________

)

(Signature of Purchaser)

A Notary Public in and for the Province of

)

Ontario

)

)

(Print the name of Purchaser)

(If Purchaser is a Corporation, print name and title of

Authorized Signing Officer

United States Subscribers must complete this form

SCHEDULE “C”

CERTIFICATE OF U.S. PERSON

A “United States Subscriber” is any person in the United States or any “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended.  This will include (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in Shares not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. person.

The Subscriber covenants, represents and warrants to NORTHWEST HORIZON CORPORATION (the “Issuer”) that:

(a)

it understands that the Shares have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D;

(b)

it understands that the enforcement of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is organized under the laws of Alberta, that most or all of its directors and officers are residents of Canada, and that most of or all of the assets of the Corporation are located outside of the United States;

(c)

it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Shares.  The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Shares.  In particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

 (d)

it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act of 1933 or applicable state securities laws and regulations, the certificates representing the Shares will bear a legend in substantially the following form:

“The Securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).  The holder hereof, by purchasing such Securities, agrees for the benefit of the Issuer that such Securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United Sates (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Corporation.  ”

(e)

it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(f)

if an individual, it is a resident of the state or other jurisdiction listed in its address on the Face Page of the Subscription Agreement, or if the Subscriber is not an individual, the office of the Subscriber at which the Subscriber received and accepted the offer to purchase the Issuer’s Shares is the address listed on the Face Page of the Subscription Agreement.

(g)

either alone or with its purchaser representative1, it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and it is able to bear the economic risk of loss of its entire investment;

(h)

the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to it;

(i)

it is acquiring the Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States Securities laws; and

(j)

if it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless

(i)

the sale is to the Issuer;

(ii)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state Securities or “Blue Sky” laws; or

(iv)

the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of Shares, and, in the case of clauses (ii) or (iii) above, it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer.

The Subscriber, by initially one of the categories below, represents and warrants to the Issuer that it is an “accredited investor” as defined in Regulation D (please place your initials on the appropriate line(s); if no categories are applicable, please do not place your initials beside any category):

Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or
Category 5.	An investment company registered under the Investment Issuer Act of 1940; or
Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or
Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

Category 12.	A director, executive officer or general partner of the Issuer; or
Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or
Category 14.

A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the shares offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

ONLY UNITED STATES SUBSCRIBERS NEED TO COMPLETE AND SIGN

Date

Duly authorized signatory for Subscriber

(Print name of Subscriber)

Duly authorize signature for Purchaser Representative, if any

(Print name of Purchaser Representative, if any)

1.  For purposes hereof, “purchaser representative” means any person who satisfies all of the following conditions or who the issuer reasonably believes satisfies all of the following conditions:

1.

Is not an affiliate, director, officer or other employee of the issuer, or beneficial owner of 10 percent or more of any class of the equity securities or 10 percent or more of the equity interest in the issuer, except where the purchaser is:

i.

A relative of the purchaser representative by blood, marriage or adoption and not more remote than a first cousin;

ii.

A trust or estate in which the purchaser representative and any persons related to him as specified in paragraph (h)(1)(i) or (h)1(iii) of this section collectively have more than 50 percent of the beneficial interest (excluding contingent interest) or of which the purchaser representative serves as trustee, executor, or in any similar capacity; or

iii.

A corporation or other organization of which the purchaser representative and any persons related to him as specified in paragraph (h)(1)(i) or (h)(1)(ii) of this section collectively are the beneficial owners of more than 50 percent of the equity securities (excluding directors' qualifying shares) or equity interests;

2.

Has such knowledge and experience in financial and business matters that he is capable of evaluating, alone, or together with other purchaser representatives of the purchaser, or together with the purchaser, the merits and risks of the prospective investment;

3.

Is acknowledged by the purchaser in writing, during the course of the transaction, to be his purchaser representative in connection with evaluating the merits and risks of the prospective investment; and

4.

Discloses to the purchaser in writing a reasonable time prior to the sale of securities to that purchaser any material relationship between himself or his affiliates and the issuer or its affiliates that then exists, that is mutually understood to be contemplated, or that has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship.

Subscribers that are Non-U.S. Residents and Non-Canadian Residents must complete this form

SCHEDULE “D”

CERTIFICATE OF NON-U.S. AND NON-CANADIAN RESIDENTS

The Subscriber covenants, represents and warrants to NORTHWEST HORIZON CORPORATION (the “Issuer”) that:

1. The representations and warranties contained herein are made by the Subscriber with the intent that they may be relied upon by the Issuer in determining the Subscriber’s suitability as a purchaser of the Shares.

2. The Subscriber has received and read the Issuer’s annual report for the year ended December 31, 2002 and the Issuer’s quarterly reports for the period ending March 30, 2003 and any amendments to such reports (the “Annual and Quarterly Reports”) and the Subscriber is familiar with all terms and provisions thereof.

3. The Subscriber confirms that the purchase of the Shares occurred in an “offshore transaction” in that:

(a)

The Subscriber is not an “entity” in the United States

(b)

At the time the Subscription Agreement was entered into, and as of the  effective date of the Subscription Agreement, the Subscriber was outside of the United States.

(c)

The Subscriber is not a U.S. Person.  For  purposes hereof, "U.S. Person" means:

(i)

any natural person resident in the United States;

(ii)

any partnership or corporation organized or incorporated under the laws of the United States;

(iii)

any estate of which any trustee is a U.S. Person;

(iv)

any trust of which any trustee is a U.S. Person;

(v)

any agency or branch of a foreign entity located in the United States;

(vi)

any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if any individual) resident in the United States; and

(vii)

any partnership or corporation if:

(a)

organized or incorporated under the laws of any foreign jurisdiction; and

(b)

formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(1) under the Securities Act) who are not natural persons, estates or trusts.

4.

The Subscriber has previously been advised that the Subscriber would have an opportunity to review all the pertinent facts concerning the Issuer, and to obtain any additional information which they might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information contained in the Annual and Quarterly Reports.

5.

The Subscriber has personally communicated or been offered the opportunity to communicate with an executive officer of the Issuer to discuss the business and financial affairs of the Issuer, its products and activities, and its plans for the future. The Subscriber acknowledges that if the Subscriber would like to further avail itself of the opportunity to ask additional questions of the Issuer, the Issuer will make arrangements for such an opportunity on request.

6.

The Subscriber has been advised that no accountant or attorney engaged by the Issuer is acting as its representative, accountant, or attorney.

ONLY NON-US AND NON-CANADIAN SUBSCRIBERS

NEED TO COMPLETE AND SIGN

Date

Duly authorized signatory for Subscriber

(Print name of Subscriber)